As filed with the Securities and Exchange Commission on August 7, 2003

                                                Registration No. 333-_________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -------------------

                         NORTHROP GRUMMAN CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                             -------------------

         Delaware                                               95-4840775
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                             1840 Century Park East
                          Los Angeles, California 90067
          (Address, Including Zip Code, of Principal Executive Offices)

                             -------------------

       NORTHROP GRUMMAN CORPORATION 2001 LONG-TERM INCENTIVE STOCK PLAN
                            (Full Title of the Plan)

                             -------------------

                             John H. Mullan, Esq.
      Corporate Vice President, Secretary and Associate General Counsel
                          Northrop Grumman Corporation
                             1840 Century Park East
                          Los Angeles, California 90067
                                 (310) 553-6262
    (Name, Address and Telephone Number, Including Area Code, of Agent For
                                    Service)

                             -------------------

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                  Amount To Be     Proposed        Proposed
 Title of Each     Registered       Maximum         Maximum       Amount of
    Class of                    Offering Price     Aggregate     Registration
 Securities To                     Per Share    Offering Price       Fee
 Be Registered
-------------------------------------------------------------------------------
Common Stock,      17,000,000     $90.66 (3)    $141,220,000(3)  $124,684.70(3)
par value $1.00  shares (1)(2)
per share (1)(2)
-------------------------------------------------------------------------------

(1) Each share of Common Stock, par value $1.00 per share, of Northrop Grumman Corporation (the "Company") is accompanied by a preferred share purchase right ("Right") issuable pursuant to the Company's Rights Agreement dated January 31, 2001.

(2) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Northrop Grumman Corporation 2001 Long-Term Incentive Stock Plan (the "Plan"), may become subject to the Plan.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 6, 2003, as reported on the New York Stock Exchange.

                      REGISTRATION OF ADDITIONAL SECURITIES

            In  accordance  with  General  Instruction  E of Form S-8,  Northrop
Grumman Corporation (the "Registrant") is registering additional shares of common stock pursuant to the Northrop Grumman Corporation 2001 Long-Term Stock Incentive Plan (the "Plan"). The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan which registered securities of the same class as those being registered herewith filed with the Securities and Exchange Commission on August 10, 2001. The Registrant
incorporates by reference that registration statement on Form S-8 (File No. 333-67266), which is made a part hereof.

            On March 19, 2003, the Board of Directors of the Registrant authorized an amendment to the Plan to increase the number of shares of Common Stock covered by the Plan to 25,000,000. This amendment was approved by the shareholders of the Registrant at its annual meeting on May 21, 2003. 8,000,000 shares that were previously authorized to be issued under the Plan were registered in the prior registration statement. This registration statement registers the additional 17,000,000 shares authorized to be issued under the Plan.

                                    EXHIBITS
Exhibit
 Number                      Description of Exhibit
-------                      ----------------------

4.1 Northrop Grumman Corporation 2001 Long-Term Incentive Stock Plan, as amended (incorporated by reference to Exhibit B to the Definitive Proxy Statement filed April 4, 2003).

4.2 Restated Certificate of Incorporation of Northrop Grumman Corporation (incorporated by reference to Exhibit C to the Definitive Proxy Statement filed April 4, 2003).

4.3 Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Northrop Grumman Corporation (incorporated by reference to Exhibit C to the Definitive Proxy Statement filed April 13, 2001).

4.4 Bylaws of Northrop Grumman Corporation (incorporated by reference to Exhibit 3.B to the Form 10-K filed March 24, 2003).

4.5 Rights Agreement dated as of January 31, 2001 between Northrop Grumman Corporation and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Form S-4 Registration Statement No. 333-54800 filed March 27,
               2001).

5 Opinion of John H. Mullan, Esq. regarding the validity of the securities being registered.

15 Letter from Independent Accountants Regarding Unaudited Interim Financial Information.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of John H. Mullan, Esq. (included in Exhibit 5).

24             Power of Attorney.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 6, 2003.

                                    NORTHROP GRUMMAN CORPORATION


                                    By:  /s/ John H. Mullan
                                         -------------------
                                         John H. Mullan
                                         Corporate Vice President,
                                         Secretary and Associate General Counsel

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                        Title                   Date
            ---------                        -----                   ----

            *                     President, Chief Executive  August 6, 2003
------------------------------    Officer and Director
Ronald D. Sugar                   (Principal Executive
                                  Officer)

            *                     Corporate Vice President    August 6, 2003
------------------------------    and Chief Financial
Richard B. Waugh, Jr.             Officer (Principal
                                  Financial Officer)

            *                     Corporate Vice President    August 6, 2003
------------------------------    and Controller (Principal
Sandra J. Wright                  Accounting Officer)

            *                     Chairman of the Board       August 6, 2003
------------------------------
Kent Kresa

            *                     Director                    August 6, 2003
------------------------------
John T. Chain, Jr.

            *                     Director                    August 6, 2003
------------------------------
Lewis W. Coleman

            *                     Director                    August 6, 2003
------------------------------
Vic Fazio

            *                     Director                    August 6, 2003
------------------------------
Phillip Frost

            *                     Director                    August 6, 2003
------------------------------
Charles R. Larson

            *                     Director                    August 6, 2003
------------------------------
Charles H. Noski

            *                     Director                    August 6, 2003
------------------------------
Jay R. Nussbaum

            *                     Director                    August 6, 2003
------------------------------
Philip A. Odeen

            *                     Director                    August 6, 2003
------------------------------
Aulana L. Peters

            *                     Director                    August 6, 2003
------------------------------
John Brooks Slaughter


* By:   /s/ John H. Mullan
       -----------------------------
       John H. Mullan,
       Attorney-in-Fact
       August 6, 2003

                                  EXHIBIT INDEX


Exhibit
 Number                      Description of Exhibit
-------                      ----------------------

4.1 Northrop Grumman Corporation 2001 Long-Term Incentive Stock Plan, as amended (incorporated by reference to Exhibit B to the Definitive Proxy Statement filed April 4, 2003).

4.2 Restated Certificate of Incorporation of Northrop Grumman Corporation (incorporated by reference to Exhibit C to the Definitive Proxy Statement filed April 4, 2003).

4.3 Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Northrop Grumman Corporation (incorporated by reference to Exhibit C to the Definitive Proxy Statement filed April 13, 2001).

4.4 Bylaws of Northrop Grumman Corporation (incorporated by reference to Exhibit 3.B to the Form 10-K filed March 24, 2003).

4.5 Rights Agreement dated as of January 31, 2001 between Northrop Grumman Corporation and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Form S-4 Registration Statement No. 333-54800 filed March 27,
               2001).

5 Opinion of John H. Mullan, Esq. regarding the validity of the securities being registered.

15 Letter from Independent Accountants Regarding Unaudited Interim Financial Information.

23.1           Consent of Deloitte & Touche LLP.


23.2           Consent of John H. Mullan, Esq. (included in Exhibit 5).

24             Power of Attorney.





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